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                                                                     Exhibit 4.1

NOTE MODIFICATION AGREEMENT AND AMENDMENT TO LOAN AGREEMENT DATED JUNE 20, 2003
  BETWEEN JPMORGAN CHASE BANK, N.A. AND THE BADGER METER EMPLOYEE SAVINGS AND
             STOCK OWNERSHIP PLAN AND TRUST, DATED APRIL 18, 2005.

                AMENDMENT TO LOAN AGREEMENT DATED JUNE 20, 2003

This agreement is dated as of April 18, 2005, by and between Badger Meter Employee Savings and Stock Ownership Plan and Trust (the "Borrower") and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA with its main office in Chicago, IL (the "Bank"), and its successors and assigns.

WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated June 20, 2003, as amended (if applicable) (the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows;

1. DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2. MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

      2.1 Section 1.13 of the Credit Agreement captioned "Termination Date" and Section 2.1 of the Credit Agreement captioned "Stock Acquisition Loan" are hereby amended by deleting the date "April 30, 2006" contained therein and replacing it with "April 30, 2008".

3. RATIFICATION. The Borrower confirms that the Credit Agreement remains in full force and effect, other than as specifically modified herein.

4. EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower, Badger Meter, Inc., and the Bank, and the Bank shall have received from the Borrower the following documents: Note Modification Agreement.

5. ACKNOWLEDGEMENT OF BORROWER. The Borrower, the Bank and Badger Meter, Inc. acknowledge and agree that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

6. NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Borrower and the Bank, respectfully, each expressly reserves all rights against all parties to the Credit Agreement.

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BANK:

JPMORGAN CHASE BANK, N.A.

By: /s/ Gregory S. Dorf, Senior Vice President
    -------------------------------------------

Date Signed: 5/16/05

BORROWER:  BADGER METER EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN AND TRUST

By: /s/ Michael C. Wieber,
    ------------------------------------
    Vice President, Marshall & Ilsley Trust Company N.A., Trustee

Date Signed: 5/12/05

By: /s/ Lora C. Sykora,
    ------------------------------------
   Vice President, Marshall & Ilsley Trust Company N.A., Trustee

Date Signed: 5/12/05

The undersigned, Badger Meter, Inc., is signing below to acknowledge, ratify, and reaffirm the representation, warranties and convenants set forth in Sections 3, 5, and 7 of the Loan Agreement dated June 20, 2003.

BADGER METER, INC.

BY: /s/ Richard Johnson, CFO & Treasurer
    -----------------------------------------

Date Signed: 4/18/05

                                                     NOTE MODIFICATION AGREEMENT

This agreement is dated as of April 19, 2005 (the "Agreement Date"), to be effective as of April 19, 2005 (the "Effective Date"), by and between Badger Meter Employee Savings and Stock Ownership Plan and Trust (the "Borrower") and JP Morgan Chase Bank, NA, successor by merger to Bank One, NA with its main office in Chicago, IL (the "Bank").

WHEREAS, the Borrower executed a Promissory Note as evidence of indebtedness in the original face amount of One Million Two Hundred Eight-Five Thousand and 00/100 Dollars ($1,285,000.00), dated June 20, 2003 owing by the Borrower to the Bank, as same may have been amended or modified from time to time (the "Note"), which Note has at all times been, an is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. ACCURARY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2.    MODIFICATION OF NOTE.

      2.1 From and after the Effective Date, the date in which the entire unpaid principal balance plus all accrued interest shall be due and payable is hereby changed from April 30, 2006 to April 30, 2008.

3. RATIFICATION OF RELATED DOCUMENTS AND COLLAERAL. The Note shall remain in full force and effect as IT may be modified herein.

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4. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. Neither the Borrower nor the
Bank shall be bound by this agreement until both the Borrower and the Bank have executed this Agreement.

5. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note as modified herein (along with the related Loan Agreement dated June 20, 2003, as amended, between JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA and Badger Meter Employee Savings and Stock Ownership Plan and Trust) contain the complete understanding and agreement of the Borrower and the Bank in respect of the loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Note as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

6. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

7. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note as modified herein, all accrued interest evidenced by the Note being modified by this agreement shall continue to be due and payable until paid. Except for the above-quoted modification(s), the Note, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby.

BANK:

JPMORGAN CHASE BANK, N.A.

By: /s/ Gregory S. Dorf, Senior Vice President
    ---------------------------------------------

Date Signed: 5/16/05

BORROWER: BADGER METER EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN AND TRUST

By: /s/ Michael C. Wieber,
    --------------------------------------------
    Vice President, Marshall & Ilsley Trust Company N.A., Trustee

Date Signed: 5/12/05

By: /s/ Lora C. Sykora,
    ------------------------------------------
    Vice President, Marshall & Ilsley Trust Company N.A., Trustee

Date Signed: 5/12/05

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